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                                                                  EXHIBIT 11 (c)


                               CONSENT OF COUNSEL

                                AIM Funds Group

                 We hereby consent to the use of our name and to the references to our firm under the captions "General Information - Legal Counsel" in the Prospectus and "Miscellaneous Information - Legal Matters" in the Statement of Additional Information, which are included in Post-Effective Amendment No. 72 to the Registration Statement under the Securities Act of 1933 (No. 2-27334) and Amendment No. 72 to the Registration Statement under the Investment Company Act of 1940 (No. 811-1540) on Form N-1A of AIM Funds Group.




                                           /s/ Ballard Spahr Andrews & Ingersoll
                                               Ballard Spahr Andrews & Ingersoll

Philadelphia, Pennsylvania
April 25, 1997